                                                                   EXHIBIT 4.8



                               HEALTHSTREAM, INC.

                                  COMMON STOCK
                               PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the __ day of March 2000, by and between HealthStream, Inc., a Tennessee corporation (the "Company"), and Healtheon/WebMD Corporation, a Delaware corporation ("Investor").

         WHEREAS, Investor wishes to make an investment in the Company and the Company wishes to sell shares of its common stock, no par value per share (the "Common Stock"), to the Investor;

         WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission with respect to the planned initial public offering ("IPO") of shares of its Common Stock (the "Registration Statement"); and

         WHEREAS, the Purchaser is an "accredited investor" and wishes to purchase from the Company shares of its Common Stock in a transaction exempt from registration under the Securities Act of 1933, as amended, such purchase to close subject to and simultaneously with the closing of the IPO.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       PURCHASE AND SALE OF SHARES

1.1      SALE OF SHARES.

         Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to Investor and Investor agrees to purchase from the Company, for the aggregate amount of $10,000,000, shares of the Company's Common Stock (the "Shares") at a price per share equal to the lowest price at which the Company's Common Stock is sold to the public in the IPO (the "Per Share Purchase Price").

1.2      CLOSING DATE.

         The closing of the purchase and sale of the Shares (the "Closing") shall be contingent upon and shall occur simultaneously with the closing of the IPO. The Company will give Investor two (2) business days' written notice of the date of the closing (the "Closing Date"). The Company will notify Investor of the IPO price promptly after it is determined by the pricing committee of the Company's Board of Directors.

1.3      DELIVERY.

         At the Closing (i) Investor will deliver to the Company a check or wire transfer funds in the amount of $10,000,000 (the "Aggregate Purchase Price") and
(ii) the Company shall deliver a certificate representing the number of shares equal to the amount of $10,000,000 divided by the Per Share Purchase Price, registered in the name of Investor. In the event that the Aggregate Purchase Price would result in the issuance of a fractional share, then the Aggregate Purchase Price shall be increased to reflect the issuance of one additional share at the Per Share Purchase Price.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to Investor that as of the date of this Agreement:

2.1      ORGANIZATION; GOOD STANDING, QUALIFICATION.

         The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), to issue and sell the Common Stock and to carry out the provisions of this Agreement and any Ancillary Agreement. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have material adverse effect on its business, properties, prospects, or financial condition.

2.2      AUTHORIZATION.

         All action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and any Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, issuance (or reservation for issuance), sale, and delivery of the Common Stock being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement, and any Ancillary Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3      VALID ISSUANCE OF COMMON STOCK.

         The Common Stock that is being purchased by the Investors hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, free and clear of all liens and encumbrances, issued in compliance with all federal and state securities laws, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, any Ancillary Agreement and under applicable state and federal securities laws. There are no outstanding rights of first refusal or preemptive rights applicable to the Common Stock being sold hereunder.

2.4      GOVERNMENTAL CONSENTS.

         No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Common Stock by the Company, except such filings as have been made prior to the Closing, except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

2.5      OFFERING.

         Subject in part to the truth and accuracy of Investor's representations set forth in this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.6      MATERIAL INFORMATION.

         None of (i) the Registration Statement and prospectus related thereto filed by the Company with the Securities and Exchange Commission on March 8, 2000 (the "March 8 Registration Statement"); (ii) any representation or warranty made herein by the Company; or (iii) any statement contained in any certificate or other instrument furnished or to be furnished by the Company to the Investor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. The Company shall deliver to the Investor copies of all amendments to the March 8 Registration Statement within two business days after their filing with the Securities and Exchange Commission.

3.       REPRESENTATIONS AND WARRANTIES OF INVESTOR.

         Investor hereby represent and warrant to the Company that as of the date of this Agreement:

3.1      AUTHORIZATION.

         Investor has full power and authority to enter into this Agreement, and that this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of Investor enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2      PURCHASE ENTIRELY FOR OWN ACCOUNT.

         This Agreement is made with Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of his Agreement such Investor hereby confirms, that the Common Stock to be purchased by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock.

3.3      RELIANCE UPON INVESTOR'S REPRESENTATIONS.

         Investor understands that the Common Stock is not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein.

3.4      RECEIPT OF INFORMATION.

         Investor believes such Investor has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Common Stock. Investor further represents that such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access.

3.5      INVESTMENT EXPERIENCE.

         Investor represents that such Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that such Investor is able to fend for himself, herself or itself, can bear the economic risk of such Investor's investment, and has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Common Stock.

3.6      ACCREDITED INVESTOR.

         Investor is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

3.7      RESTRICTED SECURITIES.

         Investor understands that the Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Common Stock or an available exemption from registration under the Securities Act, the Common Stock must be held indefinitely. In particular, Investor is aware that the Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available other than following the IPO.

3.8      LEGENDS.

         To the extent applicable, each certificate or other document evidencing any of the Common Stock shall be endorsed with the legends substantially in the form set forth below: (a) The following legend under the Securities Act:

                  "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         (b) Any legend imposed or required by applicable state securities laws.

3.9      NON-LIMITATION.

         The foregoing representations and warranties do not in any way limit or modify the representations, warranties and covenants of the Company contained in this Agreement or the rights of Investor to rely thereon. The representations, warranties and covenants of the Company contained in this Agreement shall not be affected by Investor or its agents: (i) investigating, verifying or examining any matters with respect to the Company or the transactions contemplated hereby;
(ii) having the opportunity to investigate, verify or examine any matters related to the Company or the transactions contemplated hereby; or (iii) failing to determine or discover any facts which were determinable or discoverable by any such party.

4.       CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.

         The obligations of Investor under this Agreement are subject to the fulfillment on or before the closing of each of the following conditions:

4.1      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company contained in Section 2 shall be true on and as of the date of Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing provided that the representation and warranty contained in Section 2.6 herein will be made in respect to the prospectus provided to investors in the IPO.

4.2      PERFORMANCE.

         The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3      COMPLIANCE CERTIFICATE.

         The President of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and
4.2 have been fulfilled.

4.4      QUALIFICATIONS.

         All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.5      PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

4.6      INVESTORS' RIGHTS AGREEMENT.

         The Amended and Restated Investors' Rights Agreement in substantially the form attached hereto as Exhibit B shall have been executed and delivered by the Company, the Investor and all other holders of Registrable Securities (as defined in the Amended and Restated Investors' Rights Agreement).

4.7      CLOSING OF IPO.

         The Company shall have consummated the IPO.

4.8      REGISTRATION STATEMENT.

         There shall have been no information disclosed in any amendment to the March 8 Registration Statement (i) that Investor reasonably deems to be materially adverse to the business, financial condition, results of operations or prospects of the Company, its properties or assets or (ii) that would cause the representation and warranty contained in Section 2.6 of this Agreement to be untrue.

5.       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSINGS.

         The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions with respect to such Investor.

5.1      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2      QUALIFICATIONS.

         All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be duly obtained and effective as of each of the Closings.

5.3      LOCK UP AGREEMENTS.

         Investor shall have executed the Lock up Agreements in the form attached hereto as Exhibit A.

6.       GENERAL PROVISIONS.

6.1      ENTIRE AGREEMENT.

         This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.2      SURVIVAL OF WARRANTIES.

         The warranties, representations, and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

6.3      SUCCESSORS AND ASSIGNS.

         Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Common Stock sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4      GOVERNING LAW.

         This Agreement shall be governed by and construed under the laws of the State of Tennessee as applied to agreements among Tennessee residents entered into and to be performed entirely within Tennessee.

6.5      COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6      TITLES AND SUBTITLES.

         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7      NOTICES.

         Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

6.8      FINDER'S FEES.

         Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with the purchase by Investor of the Common Stock.

         Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

         The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

6.9      ATTORNEYS' FEES.

         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any Ancillary Agreement, the prevailing party shall be entitled to reasonable and actually incurred attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

6.10     AMENDMENTS AND WAIVERS.

         Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor.

6.11     SEVERABILITY.

         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.12     TENNESSEE SECURITIES LAW.

         THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE SECURITIES DIVISION OF THE TENNESSEE DEPARTMENT OF COMMERCE AND INSURANCE OF THE STATE OF TENNESSEE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY TENNESSEE LAW. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.



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


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                        HEALTHSTREAM, INC.


                                        By /s/ W. Michael Heekin
                                           -------------------------------------
                                              Chief Executive Officer


                                        209 10th Ave. South
                                        Suite 450
                                        Nashville, TN  37203


                                        INVESTOR:


                                        HEALTHEON/WEBMD
                                        400 The Lenox Building
                                        3399 Peachtree Road, NE
                                        Atlanta, GA 30326

                                        By /s/ Robert A. Frist, Jr.
                                           -------------------------------------

                                        Its  CEO
                                           -------------------------------------

                                    EXHIBIT A
                               LOCK UP AGREEMENTS



March ___, 2000

HealthStream, Inc.
209 10th Ave. South
Suite 450
Nashville, TN  37203

Ladies and Gentlemen:

         The undersigned hereby irrevocably agrees that it will not, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any of the shares of Common Stock of HealthStream, Inc. (the "Company") purchased pursuant to the Common Stock Purchase Agreement of even date herewith ("Common Stock"), without the prior written consent of the Company, for the following periods:

         (i) fifty percent of the shares of Common Stock for one (1) year from the date hereof; and

         (ii)  the remaining fifty percent of the shares of Common Stock for two
               (2) years from the date hereof.


         Notwithstanding the foregoing, the undersigned may transfer any or all of the Common Stock (i) to any affiliate of the undersigned; (ii) in connection with the sale of a business unit or the business of the undersigned; or (iii) in a transaction exempt from registration under the Securities Act of 1933, provided that, in each case, the transferee of shares of the Common Stock agrees as a condition to such transfer to be bound by the terms of this letter.

         The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock held by the undersigned except in compliance with this agreement.



                                            HEALTHEON/WEBMD
                                            400 The Lenox Building
                                            3399 Peachtree Road, NE
                                            Atlanta, GA 30326


                                            By
                                              ----------------------------------

                                            Its
                                               ---------------------------------

FleetBoston Robertson Stephens Inc.
CIBC World Markets Corp.
J.C. Bradford & Co.
E* OFFERING Corp.
         As Representatives of the Several Underwriters
c/o FleetBoston Robertson Stephens Inc.
555 California Street, Suite 2600
San Francisco, California 94104

RE: HealthStream, Inc. (the "Company")

Ladies & Gentlemen:

           The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

           In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to sales or purchases of Common Stock acquired on the open market, (iv) with respect to shares received in the Directed Share Program or (v) with the prior written consent of FleetBoston Robertson Stephens Inc. The foregoing restrictions will terminate after the close of trading of the Common Stock on the 180th day of (and including) the day the Common Stock commenced trading on the Nasdaq National Market (the "Lock-Up" Period). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

           This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offering has not occurred on or before April 15, 2000 this Lock-Up Agreement shall be of no further force or effect.


Dated
      -------------------------
                                          --------------------------------------
                                                          Printed Name of Holder

                                          By:
                                             -----------------------------------
                                                                       Signature

                                          --------------------------------------
                                                  Printed Name of Person Signing

                                          (and indicate capacity of person
                                          signing if signing as custodian,
                                          trustee, or on behalf of an entity)

                                    EXHIBIT B
                           INVESTORS' RIGHTS AGREEMENT